Exhibit 99.1
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:		)	Chapter 11
)
VISTEON CORPORATION, et al.,[1]		)	Case No. 09-11786 (CSS)
)
		)	Jointly Administered
	Debtors.	)
)

FIRST AMENDED JOINT PLAN OF REORGANIZATION
OF VISTEON CORPORATION AND ITS DEBTOR AFFILIATES
PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

PACHULSKI STANG ZIEHL & JONES LLP	KIRKLAND & ELLIS LLP
Laura Davis Jones (DE Bar No. 2436)	James H. M. Sprayregen, P.C. (IL 6190206)
James E. O’Neill (DE Bar No. 4042)	James J. Mazza, Jr. (IL 6275474)
Mark M. Billion (DE Bar No. 5263)	Sienna R. Singer (IL 6287154)
919 North Market Street, 17th Floor	300 North LaSalle
Wilmington, Delaware 19899-8705	Chicago, Illinois 60654
Telephone: (302) 652-4100	Telephone: (312) 862-2000

Marc Kieselstein, P.C. (IL 6199255)
Brian S. Lennon (NY 4215083)
601 Lexington Avenue
New York, New York 10022-4611
Telephone: (212) 446-4800
Attorneys for the Debtors and Debtors in Possession
 Dated: March 15, 2010

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Visteon Corporation (9512); ARS, Inc. (3590); Fairlane Holdings, Inc. (8091); GCM/Visteon Automotive Leasing Systems, LLC (4060); GCM/Visteon Automotive Systems, LLC (7103); Infinitive Speech Systems Corp. (7099); MIG-Visteon Automotive Systems, LLC (5828); SunGlas, LLC (0711); The Visteon Fund (6029); Tyler Road Investments, LLC (9284); VC Aviation Services, LLC (2712); VC Regional Assembly & Manufacturing, LLC (3058); Visteon AC Holdings Corp. (9371); Visteon Asia Holdings, Inc. (0050); Visteon Automotive Holdings, LLC (8898); Visteon Caribbean, Inc. (7397); Visteon Climate Control Systems Limited (1946); Visteon Domestic Holdings, LLC (5664); Visteon Electronics Corporation (9060); Visteon European Holdings Corporation (5152); Visteon Financial Corporation (9834); Visteon Global Technologies, Inc. (9322); Visteon Global Treasury, Inc. (5591); Visteon Holdings, LLC (8897); Visteon International Business Development, Inc. (1875); Visteon International Holdings, Inc. (4928); Visteon LA Holdings Corp. (9369); Visteon Remanufacturing Incorporated (3237); Visteon Systems, LLC (1903); Visteon Technologies, LLC (5291). The location of the Debtors’ corporate headquarters and the service address for all the Debtors is: One Village Center Drive, Van Buren Township, Michigan 48111.

i

TABLE OF CONTENTS (cont’d)

ii

TABLE OF CONTENTS (cont’d)

iii

INTRODUCTION2
     Visteon Corporation and the other Debtors in the above-captioned Chapter 11 Cases jointly propose the following Plan. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims against, and Interests in, each Debtor pursuant to title 11 of the United States Code, 11 U.S.C. §§ 101–1532. Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. The classifications of Claims and Interests set forth in ARTICLE III hereof shall be deemed to apply separately with respect to each Plan proposed by each Debtor, as applicable. The Plan does not contemplate the substantive consolidation of any of the Debtors.
ARTICLE I.
DEFINED TERMS AND RULES OF INTERPRETATION
A. Defined Terms
     1. 7.00% Senior Notes: The 7.00% senior notes due March 10, 2014, issued by Visteon Corporation in the amount of $450,000,000 pursuant to the 7.00% Senior Notes Indenture.
     2. 7.00% Senior Notes Claim: The Claim derived from or based upon the 7.00% Senior Notes Indenture.
     3. 7.00% Senior Notes Indenture: That certain supplemental indenture, dated as of March 10, 2004, by and between Visteon Corporation and J.P. Morgan Trust Company, N.A., as trustee.
     4. 8.25% Senior Notes: The 8.25% senior notes due August 1, 2010, issued by Visteon Corporation in the amount of $700,000,000 pursuant to the 8.25% Senior Notes Indenture.
     5. 8.25% Senior Notes Claim: The Claim derived from or based upon the 8.25% Senior Notes Indenture.
     6. 8.25% Senior Notes Indenture: That certain indenture, dated as of June 23, 2000, by and between Visteon Corporation and Bank One Trust Company, N.A., as trustee, as amended.
     7. 12.25% Senior Notes: The 12.25% senior notes due December 31, 2016, issued by Visteon Corporation in the amount of $206,386,000 pursuant to the 12.25% Senior Notes Indenture.

[2]	Capitalized terms used in this Introduction are defined in ARTICLE I herein.

     8. 12.25% Senior Notes Claim: The Claim derived from or based upon the 12.25% Senior Notes Indenture.
     9. 12.25% Senior Note Indenture: That certain second supplemental indenture, dated as of June 18, 2008, by and among Visteon Corporation, the guarantors party thereto, and The Bank of New York Trust Company, N.A., as trustee.
     10. ABL Claim: Any Claim derived from or based upon the ABL Facility.
     11. ABL Facility: The revolving credit facility set forth in the ABL Facility Credit Agreement.
     12. ABL Facility Administrative Agent: The Bank of New York Mellon, or its successor, in its capacity as administrative agent under the ABL Facility.
     13. ABL Facility Credit Agreement: That certain Credit Agreement, dated August 14, 2006, as amended, supplemented, or modified from time to time, between Visteon Corporation and each subsidiary of Visteon Corporation party thereto, as borrowers, Ford Motor Company, as sole lender and swingline lender, and the ABL Facility Administrative Agent.
     14. ABL Lender: Ford Motor Company, in its capacity as a lender under the ABL Facility.
     15. Accommodation Agreements: Collectively, (a) that certain Letter Agreement between GM and Visteon, among the Debtors, a certain non-Debtor Affiliate, and General Motors Company, dated September 15, 2009, approved by Final Order entered on October 7, 2009 [Docket No. 1102], (b) that certain Accommodation Agreement, among the Debtors, a certain non-Debtor Affiliate, and Chrysler Group LLC, dated October 2, 2009, approved by Final Order entered on November 12, 2009 [Docket No. 1305], (c) that certain Accommodation Agreement, among the Debtors, their non-Debtor Affiliates and subsidiaries, and Nissan North America, Inc., dated October 22, 2009, approved by Final Order entered on November 12, 2009 [Docket No. 1307], (d) that certain Accommodation Agreement, by and between Honda of America Mfg., Inc. and the Debtors, dated November 25, 2009, approved by Final Order entered on December 10, 2009 [Docket No. 1446], and (e) that certain Facilities and Accommodation Agreement, among Ford Motor Company, Automotive Components Holdings, LLC, and certain Debtors and non-Debtor Affiliates, dated December 16, 2009, approved by Final Order entered on December 10, 2009 [Docket No. 1441].
     16. Administrative Claim: A Claim for costs and expenses of administration pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including, without limitation: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors; (b) Allowed Professional Claims; (c) the reasonable fees and expenses of the Notes Trustee incurred in connection with the Chapter 11 Cases; and (d) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code.
     17. Administrative Claim Bar Date: The deadline for filing requests for payment of Administrative Claims, which shall be 30 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court, except with respect to Professional Claims, which shall be subject to the provisions of ARTICLE II.B.
     18. Affiliate: As defined in section 101(2) of the Bankruptcy Code and as pertains to the Debtors or Reorganized Debtors, as applicable.
     19. Allowed: Except as otherwise provided herein: (a) a Claim or Interest that is (i) listed in the Schedules as of the Effective Date as not disputed, not contingent, and not unliquidated, or (ii) evidenced by a valid Proof of Claim, filed by the applicable Bar Date and as to which the Debtors or other parties in interest have not filed an objection to the allowance thereof within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or (b) a Claim that is Allowed pursuant to the Plan or any stipulation approved by, or Final Order of, the Bankruptcy Court.
     20. Avoidance Actions: Any and all avoidance, recovery, subordination, or other actions or remedies that may be brought on behalf of the Debtors or their estates under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 544, 547, 548, 550, 551, 552, or 553 of the Bankruptcy Code.
     21. Bankruptcy Code: Title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as may be amended from time to time.
     22. Bankruptcy Court: The United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Cases and, to the extent of the withdrawal of any reference under section 157 of title 28 of the United States Code and/or order of a district court pursuant to section 157(a) of title 28 of the United States Code, the United States District Court for the District of Delaware.
     23. Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure as applicable to the Chapter 11 Cases, and the general, local, and chambers rules of the Bankruptcy Court.
     24. Bar Date: As applicable, (a) October 15, 2009, (b) the Government Bar Date, or (c) such other period of limitation as may be specifically fixed by an order of the Bankruptcy Court for filing Claims.
     25. Board Selection Term Sheet: That certain term sheet pursuant to which the New Board shall be selected, substantially in the form contained in the Plan Supplement.
     26. Business Day: Any day, other than a Saturday, Sunday, or a legal holiday, as defined in Bankruptcy Rule 9006(a).
     27. Cash: The legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.
     28. Causes of Action: Any and all Claims, actions, causes of action, choses in action, suits, debts, damages, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and crossclaims (including all claims and any avoidance, recovery, subordination, or other actions against Insiders and/or any other Entities under the Bankruptcy Code, including Avoidance Actions) of any of the Debtors, the debtors in possession, and/or the Estates (including those actions set forth in the Plan Supplement), whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, that are or may be pending on the Effective Date or instituted by the Reorganized Debtors after the Effective Date against any Entity, based in law or equity, including under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted as of the date of entry of the Confirmation Order.
     29. Certificate: Any instrument evidencing a Claim or an Interest.
     30. Chapter 11 Cases: The jointly administered chapter 11 cases commenced by the Debtors, with case numbers 09-11786 through 09-11816, and styled In re Visteon Corporation, et al., Case No. 09-11786 (CSS), which are currently pending before the Bankruptcy Court.
     31. Claim: As defined in section 101(5) of the Bankruptcy Code.
     32. Claims and Solicitation Agent: Kurtzman Carson Consultants LLC, located at 2335 Alaska Avenue, El Segundo, California 90245, (888) 249-2792, retained as the Debtors’ claims and solicitation agent by order dated May 29, 2009, entitled Order Authorizing Employment and Retention of Kurtzman Carson Consultants LLC as Notice, Claims, and Solicitation Agent for Debtors. [Docket No. 79].
     33. Claims Register: The official register of Claims and Interests maintained by the Claims and Solicitation Agent.
     34. Class: A category of holders of Claims or Interests pursuant to section 1122(a) of the Bankruptcy Code.
     35. Confirmation: The entry of the Confirmation Order on the docket of the Chapter 11 Cases, subject to all conditions specified having been satisfied or waived.
     36. Confirmation Date: The date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.
     37. Confirmation Hearing: The hearing before the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code on the motion for entry of the Confirmation Order.
     38. Confirmation Order: The order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.
     39. Consenting Holders: Those certain holders of the Allowed Term Loan Facility Claim that are party to the Plan Support Agreement.
     40. Consummation: The occurrence of the Effective Date.

     41. Creditor: As defined in section 101(10) of the Bankruptcy Code.
     42. Creditors’ Committee: The official committee of unsecured creditors appointed pursuant to section 1102 of the Bankruptcy Code by the United States Trustee for the District of Delaware on June 8, 2009, as it may be reconstituted from time to time.
     43. Cure: A Claim for all unpaid monetary obligations, or such lesser amount as may be agreed upon by the parties, under an Executory Contract or Unexpired Lease assumed by the Debtors pursuant to section 365 of the Bankruptcy Code or the Plan.
     44. Cure Bar Date: The deadline for filing Proofs of Claims on account of a Cure, which shall be the earlier of: (a) 30 days after the Effective Date or (b) 30 days after the assumption of the applicable Executory Contract or Unexpired Lease, unless otherwise ordered by the Bankruptcy Court or agreed to by the Debtors and the counterparty to the applicable Executory Contract or Unexpired Lease.
     45. Currency Contracts: Derivative contracts and foreign currency spot trades entered into by a Debtor in the ordinary course of business, as more fully set forth in that certain motion filed with the Bankruptcy Court on October 28, 2009 [Docket No. 1203].
     46. Debtors: Each of the following Entities, collectively: Visteon Corporation; ARS, Inc.; Fairlane Holdings, Inc.; GCM/Visteon Automotive Leasing Systems, LLC; GCM/Visteon Automotive Systems, LLC; Infinitive Speech Systems Corp.; MIG-Visteon Automotive Systems, LLC; SunGlas, LLC; The Visteon Fund; Tyler Road Investments, LLC; VC Aviation Services, LLC; VC Regional Assembly & Manufacturing, LLC; Visteon AC Holdings Corp.; Visteon Asia Holdings, Inc.; Visteon Automotive Holdings, LLC; Visteon Caribbean, Inc.; Visteon Climate Control Systems Limited; Visteon Domestic Holdings, LLC; Visteon Electronics Corporation; Visteon European Holdings Corporation; Visteon Financial Corporation; Visteon Global Technologies, Inc.; Visteon Global Treasury, Inc.; Visteon Holdings, LLC; Visteon International Business Development, Inc.; Visteon International Holdings, Inc.; Visteon LA Holdings Corp.; Visteon Remanufacturing Incorporated; Visteon Systems, LLC; and Visteon Technologies, LLC.
     47. Deferred Compensation Plan for Non-Employee Directors: That certain Visteon Corporation Deferred Compensation Plan for Non-Employee Directors, as amended through June 12, 2008, and further amended on June 10, 2009.
     48. DIP Facility: The debtor in possession financing facility set forth in the DIP Facility Credit Agreement providing for a $75 million immediate draw and an option to draw an additional $75 million, subject to certain conditions, and approved by Final Order (A) Approving Senior Secured Superpriority Priming Postpetition Financing; (B) Granting Liens and Providing Superpriority Administrative Expense Status; (C) Granting Adequate Protection to Prepetition Secured Parties; (D) Authorizing the Use of Cash Collateral; and (E) Modifying the Automatic Stay, entered on November 12, 2009 [Docket No. 1311].
     49. DIP Facility Administrative Agent: Wilmington Trust FSB, or its successor, in its capacity as administrative agent under the DIP Facility.
     50. DIP Facility Claims: Any Claim derived from or based upon the DIP Facility.

     51. DIP Facility Credit Agreement: That certain Senior Secured Super Priority Priming Debtor in Possession Credit and Guaranty Agreement, dated November 18, 2009, as amended, supplemented, or modified from time to time, between Visteon Corporation and each subsidiary of Visteon Corporation party thereto, as borrowers, the lenders party thereto, and the DIP Facility Administrative Agent.
     52. DIP Facility Lenders: The lenders under the DIP Facility.
     53. Disclosure Statement: The disclosure statement for the Plan, supplemented or modified from time to time, including all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.
     54. Disputed Claim: Any Claim or Interest that is not yet Allowed.
     55. Disputed Claims Reserve: The New Visteon Common Stock held in reserve by the Distribution Agent to make distributions on account of Disputed Claims that become Allowed pursuant to ARTICLE VII.B.3 of the Plan.
     56. Distributable Equity Value: $1,920.0 million of New Visteon Common Stock issued and outstanding as of the Effective Date, subject to dilution on account of the Management Equity Incentive Program.
     57. Distribution Agent: The Reorganized Debtors or the Entity or Entities selected by the Reorganized Debtors, as applicable, to make or to facilitate distributions pursuant to the Plan.
     58. Distribution Date: The date occurring as soon as the Debtors or the Reorganized Debtors determine in their sole discretion to be reasonable and practicable after the Effective Date, upon which the Distribution Agent shall begin making distributions to holders of Allowed Claims entitled to receive distributions under the Plan.
     59. Distribution Record Date: The date for determining which holders of Allowed Claims, except holders of publicly traded Certificates, are eligible to receive distributions hereunder, which shall be (a) ten Business Days after entry of the Confirmation Order or (b) such other date as designated in a Bankruptcy Court order.
     60. Effective Date: The date that is the first Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect; and (b) all conditions precedent to the Effective Date have been satisfied or waived.
     61. Employment Agreement Schedule: That certain schedule listing one or more employment agreements between Reorganized Visteon and officers thereof, substantially in the form contained in the Plan Supplement.
     62. Entity: As defined in section 101(15) of the Bankruptcy Code.
     63. Equity Security: As defined in section 101(16) of the Bankruptcy Code.

     64. Estate: The bankruptcy estate of any Debtor created pursuant to sections 301 and 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.
     65. Exculpated Claim: Any Claim related to any act or omission in connection with, relating to, or arising out of the Debtors’ in or out of court restructuring, the Chapter 11 Cases, formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement or Plan or any contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, or the distribution of property under the Plan or any other agreement.
     66. Exculpated Party: Each of the following in its capacity as such: (a) the Debtors and their Affiliates, (b) the Reorganized Debtors and their Affiliates, (c) the DIP Facility Lenders and the DIP Facility Administrative Agent, (d) the ABL Facility Administrative Agent, (e) the Term Loan Lenders and the Term Loan Facility Administrative Agent, and (f) with respect to each of the foregoing Entities in clauses (a) through (e), such Entities’ successors and assigns, (g) the Creditors’ Committee and the members thereof, (h) with respect to each of the foregoing Entities in clauses (a) through (g), such Entities’ subsidiaries, affiliates, officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other Professionals, in their capacities as such. To the extent that matters relating to Ford Motor Company have been resolved to the reasonable satisfaction of the Requisite Holders, the ABL Lender shall be considered an Exculpated Party.
     67. Executive Separation Allowance Plan: That certain Visteon Corporation Executive Separation Allowance Plan, as amended and restated effective January 1, 2009, and as may be further amended.
     68. Executory Contract: A contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.
     69. Exit Financing Facility: The senior secured credit facilities or arrangements, pursuant to a credit document or documents substantially in the form contained or described in the Plan Supplement, with a commitment and availability in an aggregate amount as of the Effective Date of no more than $300.0 million, or such greater amount as determined by the Debtors with the consent of the Requisite Holders, that will be entered into by the Reorganized Debtors, the agent bank or banks thereunder, and the relevant lenders as of the Effective Date.
     70. Final Decree: The decree contemplated under Bankruptcy Rule 3022.
     71. Final Order: An order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil

Procedure, or any analogous rule under the Bankruptcy Rules or the Local Bankruptcy Rules, may be filed relating to such order shall not prevent such order from being a Final Order; provided, further, that the Debtors or Reorganized Debtors, as applicable, reserve the right to waive any appeal period.
     72. General Unsecured Claim: Collectively, the Other General Unsecured Claims, the 7.00% Senior Notes Claim, and the 8.25% Senior Notes Claim.
     73. Government Bar Date: November 24, 2009.
     74. Governmental Unit: As defined in section 101(27) of the Bankruptcy Code.
     75. Impaired: With respect to any Class of Claims or Interests, a Claim or Interest that is not Unimpaired.
     76. Incentive Program: The incentive program substantially in the form contained in the Plan Supplement established by Visteon Corporation, pursuant to that certain 2004 Incentive Plan effective May 12, 2004, comprised of an annual incentive program and a long term incentive program, as amended from time to time.
     77. Indemnification Obligation: A Debtor’s obligation under an Executory Contract, a corporate or other document, a postpetition agreement, through the Plan, or otherwise to indemnify directors, officers, or employees of the Debtors who served in such capacity at any time, with respect to or based upon any act or omission taken or omitted in any of such capacities, or for or on behalf of any Debtor, pursuant to and to the maximum extent provided by the Debtors’ respective articles of incorporation, certificates of formation, bylaws, similar corporate documents, and applicable law, as in effect as of the Effective Date.
     78. Insider: As defined in section 101(31) of the Bankruptcy Code.
     79. Intercompany Claim: A Claim by a Debtor against another Debtor or a Claim by an Affiliate of the Debtors against a Debtor.
     80. Intercompany Contract: A contract between two or more Debtors or a contract between one or more Affiliates and one or more Debtors.
     81. Intercompany Interest: An Interest held by a Debtor or an Affiliate.
     82. Interest: Any Equity Security of a Debtor existing immediately prior to the Effective Date.
     83. Interim Compensation Order: The Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals, entered by the Bankruptcy Court on June 19, 2009 [Docket No. 360].
     84. Key Employee Incentive Plan: That certain incentive plan for certain of Visteon Corporation’s board-elected officers based on the achievement of two equally weighted metrics including the Debtors’ emergence from the Chapter 11 Cases and achievement of a certain earnings target for the period of July 1 to December 31, 2009.
     85. Lien: As defined in section 101(37) of the Bankruptcy Code.
     86. Litigation Claim: Any and all Claims, actions, causes of action, choses in action, suits, debts, damages, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and crossclaims arising against any of the Debtors, the debtors in possession, and/or the Estates based in law or equity, including under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise, other than Indemnification Obligations.
     87. Management Equity Incentive Program: A post-Effective Date compensation program, substantially in the form set forth in the Management Equity Incentive Program term sheet contained in the Plan Supplement, reserving for distribution in connection with the grant of compensatory equity incentive awards to management up to 10.0% of the New Visteon Common Stock to be distributed in accordance with the Plan.
     88. New Board: The initial board of directors of Reorganized Visteon, which shall as of the Effective Date consist of members selected in accordance with the Board Selection Term Sheet.
     89. New Visteon Common Stock: 100,000,000 authorized shares of common stock of Reorganized Visteon, par value $0.01 per share.
     90. Notes Indentures: Collectively, the 7.00% Senior Notes Indenture, 8.25% Senior Notes Indenture, and 12.25% Senior Notes Indenture.
     91. Notes Trustee: Law Debenture Trust Company of New York, or its successor, in its capacity as successor trustee under the 7.00% Senior Notes Indenture, the 8.25% Senior Notes Indenture, and the 12.25% Senior Notes Indenture.
     92. Oasis Trust: Oasis Holdings Statutory Trust, a Connecticut statutory trust and an Affiliate.
     93. Other General Unsecured Claim: Any Claim, other than Administrative Claims, Professional Claims, DIP Facility Claims, Priority Tax Claims, ABL Claims, Secured Tax Claims, Other Secured Claims, Other Priority Claims, the Term Loan Facility Claim, the 12.25% Senior Notes Claim, the 7.00% Senior Notes Claim, the 8.25% Senior Notes Claim, Trade Claims, Intercompany Claims, and Section 510(b) Claims.
     94. Other Priority Claim: Any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.
     95. Other Secured Claim: Any Secured Claim other than (a) a DIP Facility Claim, (b) the ABL Claim, (c) the Term Loan Facility Claim, or (d) a Secured Tax Claim.

     96. PBGC: The Pension Benefit Guaranty Corporation, a wholly-owned United States government corporation, created by the Employee Retirement Income Security Act of 1974 (“ERISA”), to administer the mandatory pension plan termination insurance program established under Title IV of ERISA.
     97. Pension Parity Plan: That certain Visteon Corporation Pension Parity Plan, as amended and restated effective January 1, 2009, and as may be further amended.
     98. Pension Plans: The Debtors’ defined benefit pension plans subject to Title IV of ERISA.
     99. Periodic Distribution Date: The Distribution Date, as to the first distribution made by the Distribution Agent, and thereafter, such Business Days as determined in the sole discretion of the Distribution Agent.
     100. Person: As defined in section 101(41) of the Bankruptcy Code.
     101. Petition Date: May 28, 2009.
     102. Plan: The Debtors’ joint chapter 11 plan of reorganization as it may be altered, amended, modified, or supplemented from time to time, including the Plan Supplement and all exhibits, supplements, appendices, and schedules.
     103. Plan Supplement: The supplement or supplements to the Plan containing certain documents relevant to the implementation of the Plan, to be filed with the Bankruptcy Court, as it may be amended prior to the Effective Date, which shall be in form and substance reasonably acceptable to the Requisite Holders.
     104. Plan Support Agreement: That certain plan support agreement among the Debtors and the Consenting Holders, substantially in the form contained in the Plan Supplement.
     105. Priority Claim: Collectively, Priority Tax Claims and Other Priority Claims.
     106. Priority Tax Claim: Any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.
     107. Professional: An Entity: (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date, pursuant to sections 327, 328, 329, 330, and 331 of the Bankruptcy Code or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.
     108. Professional Claims: A Claim by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code.

     109. Professional Compensation: All accrued fees and expenses (including success fees) for services rendered by all Professionals through and including the Confirmation Date to the extent any such fees and expenses have not been paid and regardless of whether a fee application has been filed for such fees and expenses. To the extent there is a Final Order denying some or all of a Professional’s fees or expenses, such denied amounts shall no longer be considered Professional Compensation.
     110. Professional Fee Escrow Account: An interest-bearing account in an amount equal to the Professional Fee Reserve Amount and funded by the Debtors on the Confirmation Date.
     111. Professional Fee Reserve Amount: Professional Compensation through the Confirmation Date as estimated in accordance with ARTICLE II.B.3 herein.
     112. Proof of Claim: A proof of Claim filed against any of the Debtors in the Chapter 11 Cases.
     113. Pro Rata: The proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class, or the proportion that a holder’s portion of an Allowed Claim of a particular Class bears to the aggregate Allowed Claim of that Class.
     114. Registration Rights Agreement: That certain registration rights agreement by and among Reorganized Visteon and certain holders of New Visteon Common Stock, substantially in the form contained in the Plan Supplement.
     115. Released Party: Each of the following in its capacity as such, and only in its capacity as such: (a) the Debtors’ and the Reorganized Debtors’ current and former affiliates, subsidiaries, officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other Professionals; (b) the DIP Facility Lenders and the DIP Facility Administrative Agent, (c) the ABL Facility Administrative Agent, (d) the Term Loan Lenders and the Term Loan Facility Administrative Agent, (e) the Creditors’ Committee and the members thereof, and (f) with respect to each of the foregoing Entities in clauses (b) through (e), their respective current and former affiliates, subsidiaries, officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other Professionals, in their capacities as such. To the extent that matters relating to Ford Motor Company have been resolved to the reasonable satisfaction of the Requisite Holders, the ABL Lender shall be considered a Released Party.
     116. Releasing Party: Each of the following in its capacity as such: (a) the DIP Facility Lenders and the DIP Facility Administrative Agent, (b) the ABL Facility Administrative Agent, (c) the Term Loan Lenders and the Term Loan Facility Administrative Agent, (d) the Creditors’ Committee and the members thereof, (e) each holder of a Claim voting to accept the Plan, and (f) each holder of a Claim abstaining from voting to accept or reject the Plan, unless such abstaining holder checks the box on the applicable ballot, upon which holders of Impaired Claims entitled to vote shall cast their vote to accept or reject the Plan, indicating that such holder opts not to grant the releases provided in the Plan.

     117. Reorganized Debtors: The Debtors, in each case, or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date.
     118. Reorganized Visteon: Visteon Corporation or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date.
     119. Reorganized Visteon Bylaws: The bylaws of Reorganized Visteon substantially in the form contained in the Plan Supplement.
     120. Reorganized Visteon Charter: The amended and restated certificate of incorporation of Reorganized Visteon substantially in the form contained in the Plan Supplement.
     121. Requisite Holders: As defined in the Plan Support Agreement.
     122. Restructuring Transactions. Those transactions described in ARTICLE IV.T herein.
     123. Schedules: The schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code and the Bankruptcy Rules.
     124. Section 510(b) Claim: Any Claim against the Debtors arising from rescission of a purchase or sale of a security of the Debtors or an Affiliate of the Debtors, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.
     125. Secured Claim: A Claim: (a) secured by a Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code
     126. Secured Tax Claim: Any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.
     127. Securities Act: The Securities Act of 1933, 15 U.S.C. §§ 77a-77aa, or any similar federal, state, or local law.
     128. Security: As defined in section 2(a)(1) of the Securities Act.
     129. Servicer: An indenture trustee, agent, servicer, or other authorized representative of holders of Claims or Interests recognized by the Debtors.
     130. Severance Program: The Visteon Corporation Transition Program, effective August 21, 2009, and the Visteon Executive Severance Plan, effective February 9, 2005, as amended and restated as of December 15, 2008, sponsored by Visteon Corporation, and any severance benefits approved by the Bankruptcy Court.

     131. Supplemental Executive Retirement Plan: That certain Visteon Corporation Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2009, and as may be further amended.
     132. Term Loan Agreement: That certain Amended and Restated Credit Agreement, dated April 10, 2007, between Visteon Corporation, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, Wilmington Trust FSB, as successor administrative agent, Citicorp USA, Inc., as syndication agent, Credit Suisse Securities (USA) LLC and Sumitomo Mitsui Banking Corporation, as co-documentation agents, and the several banks, financial institutions, and other entities party thereto, as lenders, as amended, supplemented, or modified from time to time.
     133. Term Loan Facility: The $1.5 billion facility provided under (a) the Term Loan Agreement and any ancillary agreements related thereto, and (b) all related security agreements, mortgages, pledge agreements, guaranties, other collateral agreements, Certificates, financing statements and related assignments and transfer powers and additional documents and ancillary agreements, as amended.
     134. Term Loan Facility Administrative Agent: Wilmington Trust FSB, or its successor, in its capacity as successor administrative agent under the Term Loan Facility.
     135. Term Loan Facility Claim: The Claim, including all accrued but unpaid interest, fees, costs, and expenses due and owing with respect thereto, derived from or based upon the Term Loan Facility. For the avoidance of doubt, the Term Loan Facility Claim does not include any amounts that may be owing to the Term Loan Lenders as adequate protection, which shall be paid in Cash.
     136. Term Loan Lender: A holder of a portion of the Term Loan Facility Claim.
     137. Trade Claim: Any Claim arising prior to the Petition Date that directly relates to and arises solely from the receipt of goods or services by the Debtors, excluding for the avoidance of doubt Administrative Claims and Litigation Claims.
     138. Unclaimed Distribution: Any distribution under the Plan on account of an Allowed Claim to a holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (c) responded to the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.
     139. Unexpired Lease: A lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.
     140. Unimpaired: With respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

     141. U.S. Bank L/C Facility Documents: That certain Letter of Credit Reimbursement and Security Agreement, dated November 16, 2009, between Visteon Corporation and U.S. Bank National Association, as amended from time to time, and any related documents and instruments as may be delivered or executed in connection therewith.
     142. Visteon Corporation Deferred Compensation Plan: That certain Visteon Corporation Deferred Compensation Plan, as amended and restated effective January 1, 2009.
B. Rules of Interpretation
     1. For purposes of the Plan: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (d) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (e) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (f) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.
     2. The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.
     3. Except to the extent the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, lease, instrument, release, indenture, or other agreement or document entered into expressly in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.
ARTICLE II.
ADMINISTRATIVE AND PRIORITY CLAIMS
     In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Claims, DIP Facility Claims, and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims set forth in ARTICLE III.

A. Administrative Claims
     Unless otherwise agreed to by the holder of an Allowed Administrative Claim and the Debtors or Reorganized Debtors, as applicable, each holder of an Allowed Administrative Claim (other than of a Professional Claim), including any Allowed Administrative Claim of the Notes Trustee, will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim either: (1) on the Effective Date, as soon as practicable thereafter (2) if the Administrative Claim is not Allowed as of the Effective Date, no later than 30 days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter, or (3) if the Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, pursuant to the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claims, without any further action by the holders of such Allowed Administrative Claims. For the avoidance of doubt, all reasonable fees and expenses of the Notes Trustee (and its counsel, agents, and advisors) that are provided for under the Notes Indentures shall be paid in full in Cash without a reduction to the recoveries of applicable holders of Allowed Claims.
B. Professional Claims
     1. Final Fee Applications. All final requests for payment of Claims of a Professional shall be filed no later than 60 days after the Confirmation Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court.
     2. Professional Fee Escrow Account. In accordance with ARTICLE II.B.3 hereof, on the Confirmation Date, the Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the aggregate Professional Fee Reserve Amount for all Professionals. The Professional Fee Escrow Account shall be maintained in trust for the Professionals. Such funds shall not be considered property of the estates of the Debtors or Reorganized Debtors, as applicable. The amount of Professional Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized Debtors from the Professional Fee Escrow Account when such Claims are Allowed by a Final Order. When all Professional Claims have been paid in full, amounts remaining in the Professional Fee Escrow Account, if any, shall revert to the Reorganized Debtors.
     3. Professional Fee Reserve Amount. To receive payment for unbilled fees and expenses incurred through the Confirmation Date, the Professionals shall estimate their Professional Compensation prior to and as of the Confirmation Date and shall deliver such estimate to the Debtors no later than 10 days prior to the Confirmation Date, provided, however, that such estimate shall not be considered an admission with respect to the fees and expenses of such Professional. If a Professional does not provide an estimate, the Reorganized Debtors may estimate the unbilled fees and expenses of such Professional. The total amount so estimated as of the Confirmation Date shall comprise the Professional Fee Reserve Amount.

     4. Post-Confirmation Date Fees and Expenses. Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors or Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable legal, professional, or other fees and expenses related to implementation and Consummation incurred by the Debtors or Reorganized Debtors, as applicable. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code or the Interim Compensation Order in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.
C. DIP Facility Claims
     Except to the extent that a holder of an Allowed DIP Facility Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed DIP Facility Claim, each such Allowed Claim shall be paid in full in Cash on the Effective Date, or as soon as practicable thereafter, provided such payments shall be distributed to Wilmington Trust FSB as DIP Facility administrative agent, or such predecessor or successor thereto, if any, on behalf of holders of such Allowed Claims.
D. Priority Tax Claims
     Each holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date shall receive one of the following treatments on account of such Claim (1) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, (2) Cash in an amount agreed to by the Debtor or Reorganized Debtor, as applicable, and such holder, provided, however, that such parties may further agree for the payment of such Allowed Priority Tax Claim to occur at a later date, or (3) at the option of the Debtors, Cash in the aggregate amount of such Allowed Priority Tax Claim payable in installment payments over a period not more than five years after the Petition Date pursuant to section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim, or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.
ARTICLE III.
CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS
A. Classification of Claims and Interests
     This Plan constitutes a separate Plan proposed by each Debtor. Except for the Claims addressed in ARTICLE II, all Claims and Interests are classified in the Classes set forth below pursuant to section 1122 of the Bankruptcy Code. In accordance with section 1123(a)(1) of the Bankruptcy Code, the Debtors have not classified Administrative Claims, Professional Claims, DIP Facility Claims, and Priority Tax Claims. A Claim or Interest is classified in a particular

Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.
     1. Class Identification: Below is a chart assigning each Class a letter for purposes of identifying each separate Class.

Class	Claim or Interest	Status	Voting Rights
A	ABL Claims	Unimpaired	Presumed to Accept
B	Secured Tax Claims	Unimpaired	Presumed to Accept
C	Other Secured Claims	Unimpaired	Presumed to Accept
D	Other Priority Claims	Unimpaired	Presumed to Accept
E	Term Loan Facility Claim	Impaired	Entitled to Vote
F	12.25% Senior Notes Claim	Impaired	Entitled to Vote
G	General Unsecured Claims	Impaired	Entitled to Vote
H	Trade Claims	Impaired	Entitled to Vote
I	Intercompany Claims	Unimpaired	Presumed to Accept
J	Interests in Visteon Corporation	Impaired	Deemed to Reject
K	Intercompany Interests	Unimpaired	Presumed to Accept
L	Section 510(b) Claims	Impaired	Deemed to Reject
B. Treatment of Classes of Claims and Interests
     1. Class A — ABL Claims
a.	Classification: Class A consists of all ABL Claims.

b.	Treatment: Except to the extent that a holder of an Allowed Class A Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class A Claim, each such holder of an Allowed Class A Claim shall be paid in full in Cash on the Effective Date, or as soon as practicable thereafter.

c.	Voting: Class A is Unimpaired, and holders of Allowed Class A Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Allowed Class A Claims are not entitled to vote to accept or reject the Plan.
     2. Class B — Secured Tax Claims
a.	Classification: Class B consists of all Secured Tax Claims.

b.	Treatment: Except to the extent that a holder of an Allowed Class B Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class B Claim, each such holder of an Allowed Class B Claim shall receive, at the sole option of the Debtors or the Reorganized Debtors, as applicable:
(i)	Cash on the Effective Date, or as soon as practicable thereafter, in an amount equal to such Allowed Class B Claim; or

(ii)	commencing on the Effective Date and continuing over a period not exceeding five years from the Petition Date, equal semi-annual Cash payments in an aggregate amount equal to such Allowed Class B Claim, together with interest at the applicable non-default contract rate under non-bankruptcy law, subject to the sole option of the Debtors or the Reorganized Debtors to prepay the entire amount of such Allowed Claim; or

(iii)	regular Cash payments in a manner not less favorable than the most favored non-priority unsecured Claim provided for by the Plan.
c.	Voting: Class B is Unimpaired, and holders of Allowed Class B Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Allowed Class B Claims are not entitled to vote to accept or reject the Plan.
     3. Class C — Other Secured Claims
a.	Classification: Class C consists of all Other Secured Claims.

b.	Treatment: Except to the extent that a holder of an Allowed Class C Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class C Claim, each such holder of an Allowed Class C Claim shall, at the sole option of the Debtors or the Reorganized Debtors, as applicable:
(i)	have its Allowed Class C Claim reinstated and rendered Unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder of an Allowed Class C Claim to demand or receive payment of such Allowed Class C Claim prior to the stated maturity of such Allowed Class C Claim from and after the occurrence of a default; or

(ii)	receive Cash in an amount equal to such Allowed Class C Claim, including any interest on such Allowed Class C Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Class C Claim becomes an Allowed Class C Claim, or as soon as practicable thereafter; or

(iii)	receive the collateral securing its Allowed Class C Claim and any interest on such Allowed Class C Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code.
c.	Voting: Class C is Unimpaired, and holders of Allowed Class C Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Allowed Class C Claims are not entitled to vote to accept or reject the Plan.
     4. Class D — Other Priority Claims
a.	Classification: Class D consists of all Other Priority Claims.

b.	Treatment: Except to the extent that a holder of an Allowed Class D Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class D Claim, each such holder of an Allowed Class D Claim shall be paid in full in Cash on the later of (i) the Effective Date, or as soon as practicable thereafter and (ii) the date such Class D Claim becomes Allowed, or as soon as practicable thereafter.

c.	Voting: Class D is Unimpaired, and holders of Allowed Class D Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Allowed Class D Claims are not entitled to vote to accept or reject the Plan.
     5. Class E — Term Loan Facility Claim
a.	Classification: Class E consists of the Term Loan Facility Claim.

b.	Allowance: On the Effective Date, the Term Loan Facility Claim shall be Allowed in the aggregate amount of $1.629 billion, measured as of June 29, 2010, plus, if applicable, any interest accrued on such Allowed Claim between June 30, 2010 and the Effective Date.

c.	Treatment: Except to the extent that a holder of the Allowed Class E Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each portion of the Allowed Class E Claim, each such holder of the Allowed Class E Claim shall receive on the Effective Date, or as soon as practicable thereafter, its Pro Rata portion of 85.0% of the Distributable Equity Value.

For the avoidance of doubt, the consideration provided under this ARTICLE III.B.5.c shall be the sole source of recovery for the Allowed

Class E Claim, and holders of the Class E Claim shall have no recourse against any non-Debtor Affiliates and shall have been deemed to waive any and all claims against any non-Debtor Affiliates.

d.	Voting: Class E is Impaired and holders of Allowed Class E Claims are entitled to vote to accept or reject the Plan.
     6. Class F — 12.25% Senior Notes Claim
a.	Classification: Class F consists of the 12.25% Senior Notes Claim.

b.	Allowance: On the Effective Date, the 12.25% Senior Notes Claim shall be Allowed in the aggregate amount of $216.65 million.

c.	Treatment: Except to the extent that a holder of the Allowed Class F Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every portion of the Allowed Class F Claim, each such holder of the Allowed Class F Claim shall receive on the Effective Date, or as soon as practicable thereafter, its Pro Rata portion of approximately 6.0% of the Distributable Equity Value.

For the avoidance of doubt, the consideration provided under this ARTICLE III.B.6.c shall be the sole source of recovery for the Allowed Class F Claim, and holders of the Class F Claim shall have no recourse against any non-Debtor Affiliates and shall have been deemed to waive any and all claims against any non-Debtor Affiliates.

d.	Voting: Class F is Impaired and holders of Allowed Class F Claims are entitled to vote to accept or reject the Plan.
     7. Class G — General Unsecured Claims
a.	Classification: Class G consists of the General Unsecured Claims.

b.	Allowance: On the Effective Date, the 7.00% Senior Notes Claim, a component of the Class G Claims, shall be Allowed in the aggregate amount of $457.54 million, and the 8.25% Senior Notes Claim, a component of the Class G Claims, shall be Allowed in the aggregate amount of $211.48 million. The Other General Unsecured Claims shall be Allowed in accordance with the terms of the Plan.

c.	Treatment: Except to the extent that a holder of the Allowed Class G Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every portion of the Allowed Class G Claim, each such holder of the Allowed Class G Claim shall receive on the Effective Date, or as soon as practicable thereafter, its Pro Rata portion of approximately 9.0% of the Distributable Equity Value.

d.	Voting: Class G is Impaired and holders of Allowed Class G Claims are entitled to vote to accept or reject the Plan.
     8. Class H — Trade Claims
a.	Classification: Class H consists of all Trade Claims.

b.	Treatment: Except to the extent that a holder of an Allowed Class H Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class H Claim, each such holder of an Allowed Class H Claim shall receive on the Effective Date, or as soon as practicable thereafter, its Pro Rata share of $23.9 million.

c.	Voting: Class H is Impaired and holders of Allowed Class H Claims are entitled to vote to accept or reject the Plan.
     9. Class I — Intercompany Claims
a.	Classification: Class I consists of all Intercompany Claims.

b.	Treatment: Holders of Allowed Class I Claims shall not receive any distributions on account of such Allowed Class I Claims; provided, however, the Debtors reserve the right to reinstate any or all Allowed Class I Claims on or after the Effective Date.

c.	Voting: Class I is Unimpaired, and holders of Allowed Class I Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Allowed Class I Claims are not entitled to vote to accept or reject the Plan.
     10. Class J — Interests in Visteon Corporation
a.	Classification: Class J consists of all Interests in Visteon Corporation.

b.	Treatment: On the Effective Date, Allowed Class J Interests shall be deemed automatically cancelled without further action by the Debtors or Reorganized Debtors and the obligations of the Debtors and Reorganized Debtors thereunder shall be discharged.

c.	Voting: Class J is Impaired and holders of Allowed Class J Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Allowed Class J Interests are not entitled to vote to accept or reject the Plan.

     11. Class K — Intercompany Interests
a.	Classification: Class K consists of all Intercompany Interests.

b.	Treatment: Holders of Allowed Class K Interests shall not receive any distributions on account of such Allowed Class K Interests; provided, however, the Debtors reserve the right to reinstate any or all Allowed Class K Interests on or after the Effective Date.
c.	Voting: Class K is Unimpaired, and holders of Allowed Class K Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Allowed Class K Interests are not entitled to vote to accept or reject the Plan.
     12. Class L — Section 510(b) Claims
a.	Classification: Class L consists of all Section 510(b) Claims.

b.	Treatment: Holders of Allowed Class L Claims shall not receive any distributions on account of such Allowed Class L Claims. On the Effective Date, all Class L Claims shall be discharged.

c.	Voting: Class L is Impaired and holders of Allowed Class L Claims are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Allowed Class L Claims are not entitled to vote to accept or reject the Plan.
C. Special Provision Governing Unimpaired Claims
     Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights in respect of any Unimpaired Claim, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.
ARTICLE IV.
PROVISIONS FOR IMPLEMENTATION OF THE PLAN
A. General Settlement of Claims
     Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan.

B. New Visteon Common Stock
     The issuance of the New Visteon Common Stock by Reorganized Visteon, including options for the purchase thereof or other equity awards, if any, providing for the issuance of New Visteon Common Stock, is authorized without the need for any further corporate action or without any further action by the Debtors or Reorganized Visteon, as applicable. Pursuant to the Plan, the Reorganized Visteon Charter shall authorize the issuance and distribution on or after the Effective Date of shares of New Visteon Common Stock to the Distribution Agent for the benefit of holders of Allowed Claims in each of Classes E, F, and G subject to dilution by the Management Equity Incentive Program. The New Visteon Common Stock may be issued in one or more classes, each of which shall have the same rights and privileges, and all of which shall vote as a single class. If a class of New Visteon Common Stock is issued that is not registered under the Securities Exchange Act of 1934, 15 U.S.C. § 78a et seq., as may be amended from time to time, it shall be freely convertible into the other class of New Visteon Common Stock, subject to compliance with applicable securities laws.
     All of the shares of New Visteon Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance referred to in ARTICLE III.B shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving all or any portion of such distribution or issuance.
     Reorganized Visteon shall use its commercially reasonable efforts to obtain approval of the New Visteon Common Stock for listing on the New York Stock Exchange as soon as reasonably practicable.
C. Section 1145 Exemption
     Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of any Securities pursuant to the Plan and any and all settlement agreements incorporated therein will be exempt from the registration requirements of section 5 of the Securities Act. In addition, under section 1145 of the Bankruptcy Code, any Securities issued pursuant to the Plan and any and all settlement agreements incorporated therein will be freely transferable under the Securities Act by the recipients thereof, subject to (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments, (2) the restrictions, if any, on the transferability of such Securities and instruments, and (3) any other applicable regulatory approval.
     Certain holders of New Visteon Common Stock pursuant to ARTICLE III.B may be entitled to customary registration rights and shall be subject to customary transfer restrictions following a public offering of the New Visteon Common Stock, in accordance with the terms and conditions of the Registration Rights Agreement.

D. Subordination
     The classification and treatment of all Claims and Interests under the Plan shall conform to and with the respective contractual, legal, and equitable subordination rights of such Claims and Interests, and any such rights shall be settled, compromised, and released pursuant to the Plan.
E. Vesting of Assets in the Reorganized Debtors
     Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.
F. Cancellation of Notes, Instruments, Certificates and Other Documents
     On the Effective Date, except to the extent otherwise provided, all notes, instruments, Certificates, and other documents evidencing Claims or Interests shall be cancelled and the obligations of the Debtors or Reorganized Debtors and the non-Debtor Affiliates thereunder or in any way related thereto shall be discharged, provided, however, that notwithstanding Confirmation or the occurrence of the Effective Date, any indenture or agreement that governs the rights of the holder of a Claim shall continue in effect solely for purposes of (1) allowing holders to receive distributions under the Plan, and (2) allowing and preserving the rights of the ABL Facility Administrative Agent, the DIP Facility Administrative Agent, the Term Loan Facility Administrative Agent, and the Notes Trustee, as applicable, to make distributions on account of Claims as provided in ARTICLE VII.
G. Issuance of New Securities; Execution of Plan Documents
     On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors shall issue all Securities, notes, instruments, Certificates, and other documents required to be issued pursuant to the Plan.
H. Acquisition of Assets Held by Oasis Trust
     On the Confirmation Date, Visteon Corporation shall exercise its option under that certain Master Lease, dated October 31, 2002, as amended, to acquire from Oasis Trust all of its rights, title, and interests in and to that property located at One Village Center Drive, Van Buren Township, Wayne County, Michigan 48111, in accordance with the terms of such agreement and the Plan, and free and clear of all Liens, Claims, charges, or other encumbrances and stamp tax, transfer tax, and similar taxes pursuant to sections 1123(a)(5)(D), 1141(c), and 1146(a) of the Bankruptcy Code.

I. Post-Confirmation Property Sales
     To the extent the Debtors or Reorganized Debtors, as applicable, purchase or sell any property prior to or including the date that is one year after the Confirmation Date, the Debtors or Reorganized Debtors, as applicable, may elect to purchase or sell such property pursuant to sections 363, 1123(a)(5)(D), 1141(c), and 1146(a) of the Bankruptcy Code.
J. Corporate Action
     Each of the matters provided for by the Plan involving the corporate structure of the Debtors or corporate or related actions to be taken by or required of the Reorganized Debtors shall, whether taken prior to or as of the Effective Date, be authorized without the need for any further corporate action or without any further action by the Debtors or the Reorganized Debtors, as applicable. Such actions may include, without limitation (1) the adoption and filing of the Reorganized Visteon Charter and Reorganized Visteon Bylaws, (2) the appointment of the New Board, (3) the adoption and implementation of the Management Equity Incentive Plan, (4) the issuance and distribution of the New Visteon Common Stock, and (5) consummation and implementation of the Exit Financing Facility.
K. Certificate of Incorporation and Bylaws
     The certificates of incorporation and bylaws (or other formation documents relating to limited liability companies, limited partnerships, or other forms of Entity) of the Debtors (other than Visteon Corporation) shall be amended in a form as may be required to be consistent with the provisions of the Plan and the Bankruptcy Code. The certificate of incorporation and bylaws of Visteon Corporation shall be amended as may be required to be consistent with the provisions of the Plan and the Bankruptcy Code, and the form and substance of the Reorganized Visteon Charter and Reorganized Visteon Bylaws shall be included in the Plan Supplement. The certificate of incorporation of Reorganized Visteon shall be amended to, among other things, (1) authorize the issuance of the shares of New Visteon Common Stock; and (2) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting Equity Securities. After the Effective Date, each Reorganized Debtor may amend and restate its certificate of incorporation and other constituent documents as permitted by the laws of its respective states, provinces, or countries of formation and its respective charters and bylaws.
L. Effectuating Documents, Further Transactions
     On and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required pursuant to the Plan.

M. Section 1146(a) Exemption
     Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.
N. Directors and Officers of Reorganized Visteon
     On the Effective Date, the term of the current members of the board of directors of Visteon Corporation shall expire, and the New Board shall be appointed. Subject to the Reorganized Visteon Bylaws relating to the filling of vacancies on the New Board, the members of the New Board as constituted on the Effective Date will continue to serve at least until the first annual meeting of stockholders after the Effective Date, which meeting shall not take place until at least 12 months after the Effective Date. The existing officers of Visteon Corporation shall serve in their current capacities in Reorganized Visteon. On and after the Effective Date, each director or officer of Reorganized Visteon shall serve pursuant to the terms of the Reorganized Visteon Charter, the Reorganized Visteon Bylaws, or other constituent documents, and applicable state corporation law.
     Reorganized Visteon shall be authorized to enter into those certain employment agreements listed on the Employment Agreement Schedule without any further action, order, or approval of the New Board or the Bankruptcy Court, as applicable.
O. Directors and Officers of Reorganized Debtors Other Than Visteon Corporation
     Unless otherwise provided in the Debtors’ disclosure pursuant to section 1129(a)(5) of the Bankruptcy Code, the officers and directors of each of the Debtors other than Visteon Corporation shall continue to serve in their current capacities after the Effective Date. The classification and composition of the boards of directors of the Reorganized Debtors other than Reorganized Visteon shall be consistent with their respective new certificates of incorporation and bylaws. Each such director or officer shall serve from and after the Effective Date pursuant to the terms of such new certificate of incorporation, bylaws, other constituent documents, and applicable state corporation law. In accordance with section 1129(a)(5) of the Bankruptcy Code, the identities and affiliations of any Person proposed to serve as an officer or director of the Reorganized Debtors other than Reorganized Visteon shall have been disclosed at or before the Confirmation Hearing.
P. Pension Plans
     As of the Effective Date, the Reorganized Debtors shall continue the Pension Plans in accordance with, and subject to, their terms, ERISA, and the Internal Revenue Code, and shall preserve all of their rights thereunder.

Q. Incentive Plans and Employee Benefits
     Unless otherwise specified in this ARTICLE IV.Q, on and after the Effective Date, subject to any Final Order, the Reorganized Debtors shall have the sole discretion to (1) amend, adopt, assume, and/or honor, in the ordinary course of business or as otherwise provided for herein, any contracts, agreements, policies, programs, and plans for, among other things, compensation, pursuant to the terms thereof or hereof, including any incentive plan, as applicable, including health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Debtors who served in such capacity from and after the Petition Date, and (2) honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising prior to the Petition Date.
     On the Effective Date, the Management Equity Incentive Program, the Incentive Program, as amended and described in the Plan Supplement, the Key Employee Incentive Plan, the Deferred Compensation Plan for Non-Employee Directors, and the Severance Program shall be deemed adopted, approved, and authorized without further action of the Reorganized Debtors or the New Board. Also, on the Effective Date, Reorganized Visteon shall adopt, approve, and authorize change in control agreements with respect to certain of Reorganized Visteon’s officers, substantially in the form contained in the Plan Supplement, without further action, order, or approval of the New Board.
     As of the Effective Date, Visteon Corporation shall reject the Pension Parity Plan, the Executive Separation Allowance Plan, the Supplemental Executive Retirement Plan, and the Visteon Corporation Deferred Compensation Plan. Without further action of the New Board, Reorganized Visteon shall, on the Effective Date, establish a new supplemental executive retirement plan and a new pension parity plan, each of which shall be substantially in the form contained in the Plan Supplement, and shall provide benefits to eligible active employees of Reorganized Visteon under such plans that are at least equal to the benefits accrued by such active employees under the Supplemental Executive Retirement Plan and the Pension Parity Plan as of one Business Day prior to the date of any further amendment of such plan. As of the Effective Date, such active employees shall be deemed to have waived any and all Claims arising under the Supplemental Executive Retirement Plan and the Pension Parity Plan.
R. Intercompany Account Settlement
     The Debtors and the Reorganized Debtors, and their respective Affiliates, will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of the Plan.

S.	Preservation of Rights of Action
     Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against them. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.
     The Reorganized Debtors reserve and shall retain the foregoing Causes of Action notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors. The applicable Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or any further notice to or action, order, or approval of the Bankruptcy Court.
T.	Restructuring Transactions
     On or prior to the Effective Date, the Debtors or the Reorganized Debtors may enter into the following transactions and take any actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Reorganized Debtors, as and to the extent provided therein, with the consent of the Requisite Holders. The Restructuring Transactions may include one or more inter-company mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers, liquidations, or other corporate transactions as may be determined by the Debtors or the Reorganized Debtors, as applicable, to be necessary or appropriate. The actions to effect the Restructuring Transactions may include: (1) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law and any other terms to which the relevant entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (3) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial law; and (4) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with the Restructuring Transactions.
U.	Post-Effective Date Financing
     Unless otherwise refinanced in connection with the Exit Financing Facility, notwithstanding any provision in the Plan to the contrary or section 1141(c) of the Bankruptcy Code, the U.S. Bank L/C Facility Documents and the Currency Contracts, and all rights and obligations of, and Liens held by, the parties thereunder in connection therewith, shall survive and remain in full force and effect on and after the Effective Date in accordance with the terms of the U.S. Bank L/C Facility Documents and Currency Contracts, respectively, and the Final Orders entered on November 12, 2009 in connection therewith [Docket Nos. 1296 and 1297]. On the Effective Date, any and all rights and obligations of the Debtors under the U.S. Bank L/C Facility Documents and the Currency Contracts shall vest in, or become the obligations of, the applicable Reorganized Debtors.
V.	Corporate Existence
     Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and without any further notice to or action, order, or approval of the Bankruptcy Court or any other court of competent jurisdiction (other than any requisite filings required under applicable state, provincial, or federal law).

ARTICLE V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
A.	Rejection of Executory Contracts and Unexpired Leases
     Except as otherwise provided herein, each Executory Contract and Unexpired Lease shall be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such Executory Contract or Unexpired Lease: (1) is listed on the schedule of “Assumed Executory Contracts and Unexpired Leases” in the Plan Supplement; (2) has been previously assumed by the Debtors by Final Order of the Bankruptcy Court or has been assumed by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (3) is the subject of a motion to assume or reject pending as of the Effective Date; (4) is an Executory Contract related to any Intercompany Claim; or (5) is otherwise assumed pursuant to the terms herein.
     The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Counterparties to Executory Contracts or Unexpired Leases that are deemed rejected as of the Effective Date shall have the right to assert any Claim on account of the rejection of such Executory Contracts or Unexpired Leases, including under section 502(g) of the Bankruptcy Code, subject to compliance with the requirements herein.
     Further, the Plan Supplement will contain a schedule of “Rejected Executory Contracts and Unexpired Leases;” provided, however, that any Executory Contract and Unexpired Lease not previously assumed, assumed and assigned, or rejected by an order of the Bankruptcy Court, and not listed in the schedule of “Rejected Executory Contracts and Unexpired Leases” will be rejected on the Effective Date, notwithstanding its exclusion from such schedule.
B.	Assumption of Executory Contracts and Unexpired Leases
     On the Effective Date, the Reorganized Debtors shall assume all of the Executory Contracts and Unexpired Leases listed on the schedule of “Assumed Executory Contracts and Unexpired leases” in the Plan Supplement. With respect to each such Executory Contract and Unexpired Lease listed on the schedule of “Assumed Executory Contracts and Unexpired Leases” in the Plan Supplement, the Debtors shall have designated a proposed Cure, and the assumption of such Executory Contracts and Unexpired Leases may be conditioned upon the disposition of all issues with respect to such Cure. The Confirmation Order shall constitute an order of the Bankruptcy Court approving any such assumptions pursuant to sections 365(a) and 1123 of the Bankruptcy Code.
     1. Modifications, Amendments, Supplements, Restatements, or Other Agreements. Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated hereunder.
     Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.
     2. Proofs of Claim Based on Executory Contracts or Unexpired Leases that Have Been Assumed. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including hereunder, except Proofs of Claim asserting Cure Claims, pursuant to the order approving such assumption, including the Confirmation Order, shall be deemed disallowed and expunged from the Claims Register as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court.
C.	Indemnification Obligations
     Each Indemnification Obligation shall be assumed by the applicable Debtor effective as of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code, to the extent such Indemnification Obligation is executory, unless such Indemnification Obligation previously was rejected by the Debtors pursuant to a Bankruptcy Court order, or is the subject of a motion to reject pending on the Effective Date. The Reorganized Debtors reserve the right to honor or reaffirm Indemnification Obligations other than those terminated by a prior or subsequent order of the Bankruptcy Court, whether or not executory, in which case such honoring or reaffirmation shall be in complete satisfaction, discharge, and release of any Claim on account of such Indemnification Obligation. Each Indemnification Obligation that is assumed, deemed assumed, honored, or reaffirmed shall remain in full force and effect, shall not be modified, reduced, discharged, impaired, or otherwise affected in any way, and shall survive Unimpaired and unaffected, irrespective of when such obligation arose.
D.	Insurance Policies
     Each insurance policy shall be assumed by the applicable Debtor effective as of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code, to the extent such insurance policy is executory, unless such insurance policy previously was rejected by the Debtors pursuant to a Bankruptcy Court order, is the subject of a motion to reject pending on the Effective Date, or is included in the schedule of “Rejected Executory Contracts and Unexpired Leases” contained in the Plan Supplement.
E.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases
     With respect to each of the Executory Contracts or Unexpired Leases listed on the schedule of “Assumed Executory Contracts and Unexpired Leases,” the Debtors shall have designated a proposed Cure, and the assumption of such Executory Contract or Unexpired Lease shall be conditioned upon the disposition of all issues with respect to Cure. Such Cure shall be satisfied by the Debtors or their assignee, if any, by payment of the Cure in Cash on the Effective Date or as soon as reasonably practicable thereafter, or on such other terms as may be ordered by the Bankruptcy Court or agreed upon by the parties to the applicable Executory Contract or Unexpired Lease without any further notice to or action, order, or approval of the Bankruptcy Court. Any provisions or terms of the Executory Contracts or Unexpired Leases to be assumed pursuant to the Plan that are, or may be, alleged to be in default, shall be satisfied solely by Cure, or by an agreed-upon waiver of Cure.
     Prior to the Confirmation Hearing, the Debtors shall file with the Bankruptcy Court and serve upon counterparties to such Executory Contracts and Unexpired Leases a notice of the proposed assumption that will (1) list the applicable Cure, if any, (2) describe the procedures for filing objections to the proposed assumption or Cure, and (3) explain the process by which related disputes will be resolved by the Bankruptcy Court. Except with respect to Executory Contracts and Unexpired Leases in which the Debtors and the applicable counterparties have stipulated in writing to payment of Cure, all requests for payment of Cure that differ from the amounts proposed by the Debtors must be filed with the Claims and Solicitation Agent on or before the Cure Bar Date. Any request for payment of Cure that is not timely filed shall be disallowed automatically and forever barred, estopped, and enjoined from assertion and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court, and any Claim for Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors of the amounts listed on the Debtors’ proposed Cure schedule, notwithstanding anything included in the Schedules or in any Proof of Claim to the contrary; provided, however, that nothing shall prevent the Reorganized Debtors from paying any Cure despite the failure of the relevant counterparty to file such request for payment of such Cure. The Reorganized Debtors also may settle any Cure without any further notice to or action, order, or approval of the Bankruptcy Court.
     If the Debtors or Reorganized Debtors, as applicable, object to any Cure or any other matter related to assumption, the Bankruptcy Court shall determine the Allowed amount of such Cure and any related issues. If there is a dispute regarding such Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of Cure shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. Any counterparty to an Executory Contract and Unexpired Lease that fails to object timely to the proposed assumption of any Executory Contract or Unexpired Lease and associated Cure will be deemed to have consented to such assumption and Cure. The Debtors or Reorganized Debtors, as applicable, reserve the right either to reject or nullify the assumption of any Executory Contract or Unexpired Lease after a Final Order determining the Cure or any request for adequate assurance of future performance required to assume such Executory Contract or Unexpired Lease is made.
     Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Cures, Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.
F.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases
     Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of pre-existing obligations owed to the Debtors under such contracts or leases. In particular, notwithstanding any nonbankruptcy law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased by the contracting Debtors or Reorganized Debtors, as applicable, from counterparties to rejected or repudiated Executory Contracts.
G.	Claims Based on Rejection of Executory Contracts or Unexpired Leases
     Unless otherwise provided by a Bankruptcy Court order, any Proofs of Claim asserting Claims arising from the rejection of the Executory Contracts and Unexpired Leases pursuant to the Plan or otherwise must be filed with the Claims and Solicitation Agent no later than 30 days after the later of the Effective Date or the effective date of rejection. Any Proofs of Claim arising from the rejection of the Executory Contracts or Unexpired Leases that are not timely filed shall be disallowed automatically and forever barred, estopped, and enjoined from assertion and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Executory Contracts and Unexpired Leases shall be classified as Other General Unsecured Claims against the applicable Debtor counterparty thereto.
H.	Contracts, Intercompany Contracts, and Leases Entered Into After the Petition Date
     Contracts, Intercompany Contracts, and leases entered into after the Petition Date by any Debtor, and any Executory Contracts and Unexpired Leases assumed by any Debtor, may be performed by the applicable Reorganized Debtor in the ordinary course of business.
I.	Reservation of Rights
     Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

ARTICLE VI.
PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS
A.	Allowance of Claims and Interests
     After the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Interest immediately prior to the Effective Date, including the Causes of Action retained pursuant to ARTICLE IV.R, except with respect to any Claim deemed Allowed under the Plan. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed pursuant to ARTICLE I.A.19 of the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order, including the Confirmation Order, in the Chapter 11 Cases allowing such Claim. All settled claims approved prior to the Effective Date pursuant to a Final Order of the Bankruptcy Court, pursuant to Bankruptcy Rule 9019 or otherwise shall be binding on all parties.
B.	Claims and Interests Administration Responsibilities
     Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority (1) to file, withdraw, or litigate to judgment, objections to Claims or Interests, (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court, and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.
C.	Estimation of Claims and Interests
     Before or after the Effective Date, the Debtors or Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or disputed Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest.
D.	Expungement or Adjustment to Paid, Satisfied, or Superseded Claims and Interests
     Any Claim or Interest that has been paid, satisfied, or superseded, or any Claim or Interest that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Reorganized Debtors without a claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

E.	No Interest
     Unless otherwise specifically provided for in the Plan, required under applicable bankruptcy law, or agreed to by the Debtors, the Confirmation Order, or a postpetition agreement in writing between the Debtors and a holder of a Claim, postpetition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.
F.	Disallowance of Claims or Interests
     EXCEPT AS OTHERWISE AGREED, ANY AND ALL PROOFS OF CLAIM FILED AFTER THE APPLICABLE DEADLINE FOR FILING SUCH PROOFS OF CLAIM SHALL BE DEEMED DISALLOWED AND EXPUNGED AS OF THE EFFECTIVE DATE WITHOUT ANY FURTHER NOTICE TO OR ACTION, ORDER, OR APPROVAL OF THE BANKRUPTCY COURT, AND HOLDERS OF SUCH CLAIMS MAY NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH CLAIMS, UNLESS SUCH LATE PROOF OF CLAIM IS DEEMED TIMELY FILED BY A FINAL ORDER OF THE BANKRUPTCY COURT ON OR BEFORE THE LATER OF (1) THE CONFIRMATION HEARING AND (2) 45 DAYS AFTER THE APPLICABLE DEADLINE FOR FILING SUCH PROOFS OF CLAIM.
     All Claims of any Entity from which property is sought by the Debtors under section 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if (a) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.
G.	Amendments to Claims
     On or after the Effective Date, except as otherwise provided herein, a Claim may not be filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors, and, to the extent such prior authorization is not received, any such new or amended Claim filed shall be deemed disallowed in full and expunged without any further notice to or action, order, or approval of the Bankruptcy Court.
H.	No Distributions Pending Allowance
     If an objection to a Claim or portion thereof is filed prior to the Effective Date, no payment or distribution provided under the Plan shall be made on account of such Claim or portion thereof, as applicable, unless and until such Disputed Claim becomes an Allowed Claim.

I.	Distributions After Allowance
     To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions, if any, shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Distribution Agent shall provide to the holder of such Claim the distribution, if any, to which such holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim unless required under applicable bankruptcy law.
ARTICLE VII.
PROVISIONS GOVERNING DISTRIBUTIONS
A.	Distributions on Account of Claims Allowed as of the Effective Date
     1. Delivery of Distributions in General. Except as otherwise provided in the Plan, a Final Order, or as otherwise agreed to by the relevant parties on the Distribution Date, the Distribution Agent shall make initial distributions under the Plan on account of Claims Allowed on or before the Effective Date, subject to the Reorganized Debtors’ right to object to Claims; provided, however, that (a) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice, and (b) Allowed Priority Tax Claims and Allowed Secured Tax Claims shall be paid in full in Cash on the Distribution Date or in installment payments over a period not more than five years after the Petition Date pursuant to section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim or Allowed Secured Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim, or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.
     2. Delivery of Distributions on account of DIP Facility Claims. The DIP Facility Administrative Agent shall be deemed to be the holder of all DIP Facility Claims, as applicable, for purposes of distributions to be made hereunder, and the Distribution Agent shall make all distributions on account of such DIP Facility Claims to or on behalf of the DIP Facility Administrative Agent. The DIP Facility Administrative Agent shall hold or direct such distributions for the benefit of the holders of Allowed DIP Facility Claims, as applicable. The DIP Facility Administrative Agent shall arrange to deliver such distributions to or on behalf of such holders of Allowed DIP Facility Claims; provided, however, the DIP Facility Administrative Agent shall retain all rights as administrative agent under the DIP Facility Credit Agreement in connection with delivery of distributions to DIP Facility Lenders; and provided further, however, that the Debtors’ obligations to make distributions in accordance with ARTICLE II.C shall be deemed satisfied upon delivery of distributions to the DIP Facility Administrative Agent.

     3. Delivery of Distributions on account of ABL Claims. The ABL Facility Administrative Agent shall be deemed to be the holder of the ABL Claim, as applicable, for purposes of distributions to be made hereunder, and the Distribution Agent shall make all distributions on account of such Allowed ABL Claim to or on behalf of the ABL Facility Administrative Agent. The ABL Facility Administrative Agent shall hold or direct such distributions for the benefit of the holder of the Allowed ABL Claim, as applicable. The ABL Facility Administrative Agent shall arrange to deliver such distributions to or on behalf of the holder of the Allowed ABL Claim; provided, however, the ABL Facility Administrative Agent shall retain all rights as administrative agent under the ABL Facility Credit Agreement in connection with delivery of distributions to the ABL Lender; and provided further, however, that the Debtors’ obligations to make distributions in accordance with ARTICLE III.B.1 shall be deemed satisfied upon delivery of distributions to the ABL Facility Administrative Agent.
     4. Delivery of Distributions on account of the Term Loan Facility Claim. The Term Loan Facility Administrative Agent shall be deemed to be the holder of the Term Loan Facility Claim, as applicable, for purposes of distributions to be made hereunder, and the Distribution Agent shall make all distributions on account of such Allowed Term Loan Facility Claim to or on behalf of the Term Loan Facility Administrative Agent. The Term Loan Facility Administrative Agent shall hold or direct such distributions for the benefit of the holders of the Allowed Term Loan Facility Claim, as applicable. The Term Loan Facility Administrative Agent shall arrange to deliver such distributions to or on behalf of the holders of the Allowed Term Loan Facility Claim; provided, however, the Term Loan Facility Administrative Agent shall retain all rights as administrative agent under the Term Loan Agreement in connection with delivery of distributions to the Term Loan Lenders; and provided further, however, that the Debtors’ obligations to make distributions in accordance with ARTICLE III.B.5 shall be deemed satisfied upon delivery of distributions to the Term Loan Facility Administrative Agent.
     5. Delivery of Distributions on account of the 7.00% Senior Notes Claim. The Notes Trustee shall be deemed to be the holder of the 7.00% Senior Notes Claim, as applicable, for purposes of distributions to be made hereunder, and the Distribution Agent shall make all distributions on account of such 7.00% Senior Notes Claim to or on behalf of the Notes Trustee. The Notes Trustee shall hold or direct such distributions for the benefit of the holders of the 7.00% Senior Notes Claim, as applicable. The Notes Trustee shall arrange to deliver such distributions to or on behalf of the holders of the 7.00% Senior Notes Claim; provided, however, the Notes Trustee shall retain all rights as indenture trustee under the Notes Indentures in connection with delivery of distributions to the holders of the 7.00% Senior Notes; and provided further, however, that the Debtors’ obligations to make distributions in accordance with ARTICLE III.B.7 shall be deemed satisfied upon delivery of distributions to the Notes Trustee.
     6. Delivery of Distributions on account of the 8.25% Senior Notes Claim. The Notes Trustee shall be deemed to be the holder of the 8.25% Senior Notes Claim, as applicable, for purposes of distributions to be made hereunder, and the Distribution Agent shall make all distributions on account of such 8.25% Senior Notes Claim to or on behalf of the Notes Trustee. The Notes Trustee shall hold or direct such distributions for the benefit of the holders of the 8.25% Senior Notes Claim, as applicable. The Notes Trustee shall arrange to deliver such distributions to or on behalf of the holders of the 8.25% Senior Notes Claim; provided, however, the Notes Trustee shall retain all rights as indenture trustee under the Notes Indentures in connection with delivery of distributions to the holders of the 8.25% Senior Notes; and provided further, however, that the Debtors’ obligations to make distributions in accordance with ARTICLE III.B.7 shall be deemed satisfied upon delivery of distributions to the Notes Trustee.
     7. Delivery of Distributions on account of the 12.25% Senior Notes Claim. The Notes Trustee shall be deemed to be the holder of the 12.25% Senior Notes Claim, as applicable, for purposes of distributions to be made hereunder, and the Distribution Agent shall make all distributions on account of such 12.25% Senior Notes Claim to or on behalf of the Notes Trustee. The Notes Trustee shall hold or direct such distributions for the benefit of the holders of the 12.25% Senior Notes Claim, as applicable. The Notes Trustee shall arrange to deliver such distributions to or on behalf of the holders of the 12.25% Senior Notes Claim; provided, however, the Notes Trustee shall retain all rights as indenture trustee under the Notes Indentures in connection with delivery of distributions to the holders of the 12.25% Senior Notes; and provided further, however, that the Debtors’ obligations to make distributions in accordance with ARTICLE III.B.6 shall be deemed satisfied upon delivery of distributions to the Notes Trustee.
     8. Notes Trustee as Claim Holder. Consistent with Bankruptcy Rule 3003(c), the Reorganized Debtors shall recognize a Proof of Claim filed by the Notes Trustee in respect of the 7.00% Senior Notes Claim, 8.25% Senior Notes Claim, and 12.25% Senior Notes Claim. Accordingly, any Claim, proof of which is by the registered or beneficial holder of a Claim, may be disallowed as duplicative of a Claim of the Notes Trustee, without need for any further action or Bankruptcy Court order.
B.	Distributions on Account of Claims Allowed After the Effective Date
     1. Payments and Distributions on Disputed Claims. Except as otherwise provided in the Plan, a Final Order, or as agreed to by the relevant parties, distributions under the Plan on account of Disputed Claims that become Allowed after the Effective Date shall be made on the Periodic Distribution Date that is at least 30 days after the Disputed Claim becomes an Allowed Claim; provided, however, that (a) Disputed Claims that are Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors on or before the Effective Date that become Allowed after the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice and (b) Disputed Claims that are Priority Tax Claims or Secured Tax Claims that become Allowed Priority Tax Claims or Allowed Secured Tax Claims after the Effective Date shall be paid in full in Cash on the Periodic Distribution Date that is at least 30 days after the Disputed Claim becomes an Allowed Claim or over a five-year period as provided in section 1129(a)(9)(C) of the Bankruptcy Code with annual interest provided by applicable non-bankruptcy law.
     2. Special Rules for Distributions to Holders of Disputed Claims. Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the relevant parties (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order and (b) any Entity that holds both an Allowed Claim and a Disputed Claim shall not receive any distribution on the Allowed Claim unless and until all objections to the Disputed

Claim have been resolved by settlement or Final Order or the Claims have been Allowed or expunged. In the event that there are Disputed Claims requiring adjudication and resolution, the Reorganized Debtors shall establish appropriate reserves for potential payment of such Claims as set forth in ARTICLE VII.B.3 below. All distributions made pursuant to the Plan on account of an Allowed Claim shall be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to holders of Allowed Claims included in the applicable Class; provided, however, that no interest shall be paid on account to such Allowed Claims unless required under applicable bankruptcy law.
     3. Disputed Claims Reserve. The Reorganized Debtors shall on or after the Effective Date maintain in reserve shares of New Visteon Common Stock as the Disputed Claims Reserve to satisfy holders of Allowed General Unsecured Claims pursuant to the terms of the Plan. The amount of New Visteon Common Stock withheld as a part of the Disputed Claims Reserve for the benefit of a holder of a Disputed Claim shall be equal to the lesser of: (a) the number of shares necessary to satisfy the distributions required to be made pursuant to the Plan based on the asserted amount of the Disputed Claim or, if the Claim is denominated as contingent or unliquidated as of the Distribution Record Date, the amount that the Debtors elect to withhold on account of such Claim in the Disputed Claims Reserve; (b) the number of shares necessary to satisfy the distributions required to be made pursuant to the Plan for such Disputed Claim based on an amount as estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code for purposes of allowance; or (c) the number of shares necessary to satisfy the distributions required to be made pursuant to the Plan based on an amount as may be agreed upon by the holder of such Disputed Claim and the Reorganized Debtors. As Disputed Claims are Allowed, the Distribution Agent shall distribute, in accordance with the terms of the Plan, New Visteon Common Stock to holders of Allowed Claims, and the Disputed Claims Reserve shall be adjusted. The Distribution Agent shall withhold in the Disputed Claims Reserve any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the New Visteon Common Stock initially withheld in the Disputed Claims Reserve, to the extent that such New Visteon Common Stock continues to be withheld in the Disputed Claims Reserve at the time such distributions are made or such obligations arise, and such dividends, payments, or other distributions shall be held for the benefit of holders of Disputed Claims whose Claims, if Allowed, are entitled to distributions under the Plan. The Reorganized Debtors may (but are not required to) request estimation for any Disputed Claim that is contingent or unliquidated, as set forth in ARTICLE VI.C.
     For purposes of any shareholder vote occurring after the Effective Date, the Distribution Agent or Servicer, as applicable, shall be deemed to have voted any New Visteon Common Stock held in the Disputed Claims Reserve in the same proportion as all outstanding shares properly cast in such shareholder vote.
     4. Tax Reporting Matters. Subject to definitive guidance from the Internal Revenue Service or an applicable court to the contrary (including the receipt by the Reorganized Debtors of a private letter ruling or the receipt of an adverse determination by the Internal Revenue Service upon audit, if not contested by the Reorganized Debtors), the Reorganized Debtors shall treat the Disputed Claims Reserve as a single trust, consisting of separate and independent shares to be established with respect to each Disputed Claim, in accordance with the trust provisions of the Internal Revenue Code (title 26 of the United States Code, 26 U.S.C. §§ 1—9833), and, to the extent permitted by law, shall report consistently with the foregoing for federal, state, and local tax purposes. All holders of Claims shall report, for federal, state, and local tax purposes, consistently with the foregoing.
C.	Delivery of Distributions
     1. Record Date for Distributions. On the Distribution Record Date, the Claims Register shall be closed and the Distribution Agent shall be authorized and entitled to recognize only those record holders listed on the Claims Register as of the close of business on the Distribution Record Date. Notwithstanding the foregoing, if a Claim or Interest, other than one based on a publicly traded Certificate is transferred less than 20 days before the Distribution Record Date, the Distribution Agent shall make distributions to the transferee only to the extent practical and in any event only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.
     2. Distribution Process. The Distribution Agent shall make all distributions required under the Plan, except that distributions to holders of Allowed Claims governed by a separate agreement and administered by a Servicer shall be deposited with the appropriate Servicer, at which time such distributions shall be deemed complete, and the Servicer shall deliver such distributions in accordance with the Plan and the terms of the governing agreement. Except as otherwise provided in the Plan, and notwithstanding any authority to the contrary, distributions to holders of Allowed Claims shall be made to holders of record as of the Distribution Record Date by the Distribution Agent or a Servicer, as appropriate: (a) to the signatory set forth on any of the Proofs of Claim filed by such holder or other representative identified therein (or at the last known addresses of such holder if no Proof of Claim is filed or if the Debtors have been notified in writing of a change of address); (b) at the addresses set forth in any written notices of address changes delivered to the Distribution Agent after the date of any related Proof of Claim; (c) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004 if no Proof of Claim has been filed and the Distribution Agent has not received a written notice of a change of address; (d) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Distribution Agent has not received a written notice of a change of address; or (e) on any counsel that has appeared in the Chapter 11 Cases on the holder’s behalf. The Debtors, the Reorganized Debtors, and the Distribution Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan.
     3. Accrual of Dividends and Other Rights. For purposes of determining the accrual of dividends or other rights after the Effective Date, New Visteon Common Stock shall be deemed distributed as of the Effective Date regardless of the date on which it is actually issued, dated, authenticated, or distributed; provided however, the Reorganized Debtors shall not pay any such dividends or distribute such other rights, if any, until after distributions of New Visteon Common Stock actually take place.
     4. Compliance Matters. In connection with the Plan, to the extent applicable, the Reorganized Debtors and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.
     5. Foreign Currency Exchange Rate. Except as otherwise provided in the Plan or a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate as of Thursday, May 28, 2009 as quoted at 4:00 p.m. (EDT), mid-range spot rate of exchange for the applicable currency as published in The Wall Street Journal, National Edition, on Friday, May 29, 2009.
     6. Fractional, De Minimis, Undeliverable, and Unclaimed Distributions.
     a. Fractional Distributions. Notwithstanding any other provision of the Plan to the contrary, payments of fractions of shares of New Visteon Common Stock shall not be made and shall be deemed to be zero, and the Distribution Agent shall not be required to make distributions or payments of fractions of dollars. Whenever any payment of Cash of a fraction of a dollar pursuant to the Plan would otherwise be required, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.
     b. De Minimis Distributions. Neither the Distribution Agent nor any Servicer shall have any obligation to make a distribution on account of an Allowed Claim from the Disputed Claims Reserve or otherwise if (i) the aggregate amount of all distributions authorized to be made from such Disputed Claims Reserve or otherwise on the Periodic Distribution Date in question is or has an economic value less than $250,000, or (ii) the amount to be distributed to the specific holder of an Allowed Claim on the particular Periodic Distribution Date does not constitute a final distribution to such holder.
     c. Undeliverable Distributions. If any distribution to a holder of an Allowed Claim or Interest is returned to a Distribution Agent as undeliverable, no further distributions shall be made to such holder unless and until such Distribution Agent is notified in writing of such holder’s then-current address, at which time all currently due missed distributions shall be made to such holder on the next Periodic Distribution Date. Undeliverable distributions shall remain in the possession of the Reorganized Debtors until such time as a distribution becomes deliverable, or such distribution reverts to the Reorganized Debtors or is cancelled pursuant to ARTICLE VII.C.6.d, and shall not be supplemented with any interest, dividends, or other accruals of any kind.

     d. Reversion. Any distribution under the Plan that is an Unclaimed Distribution for a period of six months after distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and such Unclaimed Distribution shall revest in the Reorganized Debtors and, to the extent such Unclaimed Distribution is New Visteon Common Stock, shall be deemed cancelled. Upon such revesting, the Claim of any holder or its successors with respect to such property shall be cancelled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary. The provisions of the Plan regarding undeliverable distributions and Unclaimed Distributions shall apply with equal force to distributions that are issued by the Debtors, the Reorganized Debtors, or the Distribution Agent made pursuant to any indenture or Certificate (but only with respect to the initial distribution by the Servicer to holders that are entitled to be recognized under the relevant indenture or Certificate and not with respect to Entities to whom those recognized holders distribute), notwithstanding any provision in such indenture or Certificate to the contrary and notwithstanding any otherwise applicable federal or state escheat, abandoned, or unclaimed property law.
     7. Surrender of Cancelled Instruments or Securities. On the Effective Date or as soon as reasonably practicable thereafter, each holder of a Certificate, except holders of Class I Claims, shall surrender such Certificate to the Distribution Agent or a Servicer (to the extent the relevant Claim is governed by an agreement and administered by a Servicer). Such Certificate shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such Certificate. No distribution of property pursuant to the Plan shall be made to or on behalf of any such holder unless and until such Certificate is received by the Distribution Agent or the Servicer or the unavailability of such Certificate is reasonably established to the satisfaction of the Distribution Agent or the Servicer pursuant to the provisions of ARTICLE VII.C.8. Any holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity acceptable to the Distribution Agent or the Servicer prior to the first anniversary of the Effective Date, shall have its Claim discharged with no further action, be forever barred from asserting any such Claim against the relevant Reorganized Debtor or its property, be deemed to have forfeited all rights, and Claims with respect to such Certificate, and not participate in any distribution under the Plan; furthermore, all property with respect to such forfeited distributions, including any dividends or interest attributable thereto, shall revert to the Reorganized Debtors, notwithstanding any federal or state escheat, abandoned, or unclaimed property law to the contrary. Notwithstanding the foregoing paragraph, this ARTICLE VII.C.7 shall not apply to any Claims reinstated pursuant to the terms of the Plan.
     8. Lost, Stolen, Mutilated, or Destroyed Debt Securities. Any holder of Allowed Claims evidenced by a Certificate that has been lost, stolen, mutilated, or destroyed shall, in lieu of surrendering such Certificate, deliver to the Distribution Agent or Servicer, if applicable, an affidavit of loss acceptable to the Distribution Agent or Servicer setting forth the unavailability of the Certificate, and such additional indemnity as may be required reasonably by the Distribution Agent or Servicer to hold the Distribution Agent or Servicer harmless from any damages, liabilities, or costs incurred in treating such holder as a holder of an Allowed Claim or Interest. Upon compliance with this procedure by a holder of an Allowed Claim evidenced by such a lost, stolen, mutilated, or destroyed Certificate, such holder shall, for all purposes pursuant to the Plan, be deemed to have surrendered such Certificate.
D.	Claims Paid or Payable by Third Parties
     1. Claims Paid by Third Parties. The Claims and Solicitation Agent shall reduce in full a Claim, and such Claim shall be disallowed without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor. To the extent a holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such holder shall, within two weeks of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.
     2. Claims Payable by Insurance Carriers. No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register by the Claims and Solicitation Agent without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.
     3. Applicability of Insurance Policies. Except as otherwise provided in the Plan, distributions to holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.
E.	Setoffs
     Except as otherwise expressly provided for in the Plan or in an Accommodation Agreement, each Reorganized Debtor pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any Claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action against such holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor of any such Claims, rights, and Causes of Action that such Reorganized Debtor may possess against such holder. In no event shall any holder of Claims be entitled to set off any Claim against any Claim, right, or Cause of Action of the Debtor or Reorganized Debtor, as applicable, unless such holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 or otherwise.
F.	Allocation Between Principal and Accrued Interest
     Except as otherwise provided in the Plan, the aggregate consideration paid to holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof) and, thereafter, to the interest, if any, accrued through the Effective Date.
ARTICLE VIII.
EFFECT OF CONFIRMATION OF THE PLAN
A.	Discharge of Claims and Termination of Interests
     Except as otherwise provided and effective as of the Effective Date: (1) the rights afforded in the Plan and the treatment of all Claims and Interests shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors or any of their assets, property, or Estates; (2) the Plan shall bind all holders of Claims and Interests, notwithstanding whether any such holders failed to vote to accept or reject the Plan or voted to reject the Plan; (3) all Claims and Interests shall be satisfied, discharged, and released in full, and the Debtors’ liability with respect thereto shall be extinguished completely, including any liability of the kind specified under section 502(g) of the Bankruptcy Code; and (4) all Entities shall be precluded from asserting against the Debtors, the Debtors’ Estates, the Reorganized Debtors, their successors and assigns, and their assets and properties any other Claims or Interests based upon any documents, instruments, or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date.
B.	Subordinated Claims
     The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

C.	Compromise and Settlement of Claims and Controversies
     Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan or any distribution to be made on account of an Allowed Claim or Interest, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against them and Causes of Action against other Entities.
D.	Releases by the Debtors
     Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, for good and valuable consideration, on and after the Effective Date, the Released Parties are deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims, asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, the Reorganized Debtors, their Estates, or Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan and Disclosure Statement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes willful misconduct or gross negligence, or as otherwise provided in the Plan.
E.	Releases by Holders of Claims and Interests
     As of the Effective Date, the Releasing Parties are deemed to have released and discharged the Debtors, the Reorganized Debtors, their Estates, and the Released Parties from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims, asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Plan Supplement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes willful misconduct or gross negligence. Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any post-Effective Date obligations of any party under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. For the avoidance of doubt, nothing in this paragraph shall in any way affect the operation of ARTICLE VIII.A of the Plan, pursuant to section 1141(d) of the Bankruptcy Code.
F.	Exculpation
     The Exculpated Parties shall neither have, nor incur any liability to any Entity for any Exculpated Claim; provided, however, that the foregoing “exculpation” shall have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct.
     The Exculpated Parties have, and upon Confirmation shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions of the New Visteon Common Stock pursuant to the Plan and, therefore, are not and shall not be liable at any time for the violations of any applicable, law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.
G.	Injunction
     From and after the Effective Date, all Entities are permanently enjoined from commencing or continuing in any manner, any suit, action, or other proceeding, on account of or respecting any Claim, demand, Lien, liability, obligation, debt, right, Cause of Action, Interest, or remedy released or to be released pursuant to the Plan or the Confirmation Order.
H.	Protection Against Discriminatory Treatment
     Consistent with section 525 of the Bankruptcy Code and paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against the Reorganized

Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom such Reorganized Debtors have been associated, solely because one of the Debtors has been a debtor under chapter 11, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtor is granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.
I.	Indemnification
     Except as otherwise provided in the Plan, all indemnification provisions currently in place (whether in the by-laws, certificates of incorporation, articles of limited partnership, board resolutions, contracts, or otherwise) for the directors, officers, employees, attorneys, other professionals, and agents of the Debtors that served in such capacity from and after the Petition Date and such directors’ and officers’ respective affiliates, shall be reinstated (or assumed, as the case may be), and shall survive effectiveness of the Plan.
J.	Recoupment
     In no event shall any holder of Claims or Interests be entitled to recoup any Claim or Interest against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such holder asserts, has, or intends to preserve any right of recoupment.
K.	Release of Liens
     Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtor and its successors and assigns.
L.	Reimbursement or Contribution
     If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (1) such Claim has been adjudicated as noncontingent or (2) the relevant holder of a Claim has filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.

ARTICLE IX.
CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN
A.	Conditions Precedent to the Effective Date
     It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to ARTICLE IX.B hereof:
     1. the Confirmation Order shall have become a Final Order in form and substance reasonably acceptable to the Debtors and the Requisite Holders;
     2. all guaranties (including by non-Debtors) in connection with obligations under the Term Loan Facility, and all other obligations being discharged under the Plan, shall have been released or otherwise addressed in a manner reasonably acceptable to the Debtors and the Requisite Holders, and all Liens or pledges securing obligations under the Term Loan Facility (or any guarantee thereof) shall have been released or otherwise addressed in a manner reasonably acceptable to the Debtors and the Requisite Holders;
     3. all documents and agreements necessary to implement the Plan, shall have (a) all conditions precedent to such documents and agreements satisfied or waived pursuant to the terms of such documents or agreements, (b) been tendered for delivery, and (c) been effected or executed;
     4. all matters relating to Ford Motor Company have been resolved to the satisfaction of the Requisite Holders, provided, upon resolution of such matters, Ford Motor Company shall be released from liability in connection therewith pursuant to Bankruptcy Rule 9019;
     5. the Debtors shall have entered into the Exit Financing Facility with an aggregate commitment and availability as of the Effective Date of no more than $300.0 million, or such greater amount as determined by the Debtors with the consent of the Requisite Holders, which shall be in form and substance, and with a lender or lenders, acceptable to the Debtors and the Requisite Holders; and
     6. all actions, documents, Certificates, and agreements necessary to implement the Plan shall have been effected or executed and delivered to the required parties and, to the extent required, filed with and approved by any applicable Governmental Units in accordance with applicable laws.
B.	Waiver of Conditions Precedent
     The Debtors may waive any of the conditions to the Effective Date set forth in this Article with the consent of the Requisite Holders, excluding that condition set forth in ARTICLE IX.A.4, at any time without any notice to other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than proceeding to confirm or consummate the Plan.

C.	Effect of Non-Occurrence of Conditions to Consummation
     If prior to Consummation, the Confirmation Order is vacated pursuant to a Final Order, then except as provided in any order of the Bankruptcy Court vacating the Confirmation Order, the Plan will be null and void in all respects, and nothing contained in the Plan or Disclosure Statement shall (1) constitute a waiver or release of any Claims, Interests, or Causes of Action, (2) prejudice in any manner the rights of any Debtor or any other Entity, or (3) constitute an admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Entity.
ARTICLE X.
RETENTION OF JURISDICTION
     Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:
     1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;
     2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;
     3. resolve any matters related to Executory Contracts or Unexpired Leases, including: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure or Claims arising therefrom, including pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors’ amendment, modification, or supplement, after the Effective Date, pursuant to ARTICLE V, of the list of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;
     4. ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;
     5. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;
     6. adjudicate, decide, or resolve any and all matters related to Causes of Action;

     7. adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;
     8. enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;
     9. enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;
     10. grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;
     11. resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;
     12. enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of all contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases;
     13. issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;
     14. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in ARTICLE VIII and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;
     15. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim for amounts not timely repaid pursuant to ARTICLE VII.D.1;
     16. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;
     17. determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement;
     18. enter an order or Final Decree concluding or closing the Chapter 11 Cases;
     19. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

     20. determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;
     21. hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;
     22. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;
     23. hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;
     24. hear and determine matters related to the Accommodation Agreements and related agreements;
     25. enforce all orders previously entered by the Bankruptcy Court; and
     26. hear any other matter not inconsistent with the Bankruptcy Code.
ARTICLE XI.
MISCELLANEOUS PROVISIONS
A. No Stay of Confirmation Order
     The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Bankruptcy Rules 3020(e) and 7062.
B. Modification of Plan
     Effective as of the date hereof and subject to the limitations and rights contained in the Plan (1) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan before the entry of the Confirmation Order with the consent of the Requisite Holders, (2) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, may, upon order of the Bankruptcy Court, amend or modify the Plan with the consent of the Requisite Holders, in accordance with section 1127(b) of the Bankruptcy Code or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, and (3) the Debtors reserve the right to modify the Plan to implement the sale of all or substantially all of the assets of the Debtors pursuant to sections 363 and 1123(a)(5)(D) of the Bankruptcy Code.

C. Revocation or Withdrawal of Plan
     The Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date and to file subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then (1) the Plan will be null and void in all respects, (2) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects, and (3) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims, Interests, or Causes of Action, (b) prejudice in any manner the rights of any Debtor or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.
D. Confirmation of the Plan
     The Debtors request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors reserve the right to amend the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.
E. Additional Documents
     On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, and all holders of Claims receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.
F. Payment of Statutory Fees
     All fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.
G. Dissolution of Creditors’ Committee
     On the Confirmation Date, the Creditors’ Committee shall dissolve automatically, and its members shall be released and discharged from all rights, duties, responsibilities, and liabilities arising from, or related to, the Chapter 11 Cases; provided, however, that the Creditors’ Committee shall be deemed to remain in existence solely with respect to applications filed pursuant to sections 330 and 331 of the Bankruptcy Code.

H. Reservation of Rights
     Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Interests prior to the Effective Date.
I. Successors and Assigns
     The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.
J. Service of Documents
     1. After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be served on:

Debtors	Counsel to Debtors
Visteon Corporation	Pachulski Stang Ziehl & Jones LLP
One Village Center Drive	919 North Market Street, 17th Floor
Van Buren Township, MI 48111	Wilmington, DE 19899-8705
Attn.: Michael K. Sharnas, Esq.	Attn.: Laura Davis Jones, Esq.
James E. O’Neill, Esq.
Mark M. Billion, Esq.

Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Attn.: James H. M. Sprayregen, P.C.
James J. Mazza, Jr., Esq.
Sienna R. Singer, Esq.

601 Lexington Avenue
New York, NY 10022-4611
Attn.: Marc Kieselstein, P.C.
Brian S. Lennon, Esq.

Counsel to the Creditors’ Committee
Brown Rudnick LLP	Brown Rudnick LLP
Seven Times Square	City Place I
New York, NY 10036	Hartford, CT 06103
Attn: Robert J. Stark, Esq.	Attn: Howard L. Siegel, Esq.

Brown Rudnick LLP	Ashby & Geddes, P.A.
One Financial Center	500 Delaware Avenue, 8th Floor
Boston, MA 02111	Wilmington, DE 19801
Attn: Jeremy B. Coffey, Esq.	Attn: William P. Bowden, Esq.
Gregory A. Taylor, Esq.

Counsel to the Term Loan Lenders	Counsel to DIP Facility Lenders
Bingham McCutchen LLP	Bingham McCutchen LLP
One Federal Street	One Federal Street
Boston, MA 02110-1726	Boston, MA 02110-1726
Attn: Michael Reilly	Attn: Michael Reilly
Amy Kyle	Amy Kyle

One State Street	One State Street
Hartford, CT 06103-3178	Hartford, CT 06103-3178
Attn: Peter H. Bruhn	Attn: Peter H. Bruhn

United States Trustee	Counsel to ABL Lender
Office of the United States Trustee	McGuireWoods LLP
for the District of Delaware	EQT plaza
844 King Street, Suite 2207	625 Liberty Avenue, 23rd Floor
Wilmington, DE 19801	Pittsburgh, PA 15222-3142
Attn.: Jane M. Leamy, Esq.	Attn: Mark E. Freedlander
K.	Term of Injunctions or Stays
     Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

L.	Entire Agreement
     Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.
M.	Plan Supplement Exhibits
     All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are filed, copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from http://www.kccllc.net/Visteon or the Bankruptcy Court’s website at www.deb.uscourts.gov. Unless otherwise ordered by the Bankruptcy Court, to the extent any exhibit or document in the Plan Supplement is inconsistent with the terms of any part of the Plan that does not constitute the Plan Supplement, such part of the Plan that does not constitute the Plan Supplement shall control.
N.	Severability
     If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (1) valid and enforceable pursuant to its terms, (2) integral to the Plan and may not be deleted or modified without the Debtors’ consent, and (3) nonseverable and mutually dependent.
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Van Buren Township, Michigan
Dated: March 15, 2010

VISTEON CORPORATION (for itself and all other Debtors)
By:
	Name:	William G. Quigley, III
	Title:	Chief Financial Officer and Executive Vice President